Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
AiBtl BioPharma Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AiBtl BioPharma Inc. (the “Company”) as of September 30, 2023, and the related statements of operations and comprehensive loss, cash flows and stockholders’ deficit for the period from January 10, 2023 (inception) to September 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the period from January 10, 2023 (inception) to September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2024
San Mateo, California

January 25, 2024

AIBTL BIOPHARMA INC.

BALANCE SHEETS

September 30, 2023
ASSETS
Current Assets
Cash and cash equivalents	$-
Total Current Assets	-

Total Assets	$-

LIABILITIES AND EQUITY
Current Liabilities
Accrued expense	597,388
Total Current Liabilities	597,388

Due to director	498
Total Liabilities	597,886

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 authorized, 0 shares issued and outstanding as of September 30, 2023
Accumulated deficit	(597,886)
Total Stockholder’s Deficit	(597,886)

Total Liabilities and Stockholder’s Deficit	$-

AIBTL BIOPHARMA INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

From January 10, 2023 (Inception) to September 30, 2023
Revenues	$-

Cost of revenues	-

Gross (loss) profit	-

Operating expenses
Selling, general and administrative expenses	597,886
Total operating expenses	597,886

Loss from operations	(597,886)

Other income (expense)
Total other (expense) income	-

Loss before income tax	(597,886)

Provision for (benefit from) income tax	-

Net loss	(597,886)

AIBTL BIOPHARMA INC.

STATEMENTS OF CASH FLOWS

From January 10, 2023 (Inception) to September 30, 2023
Cash flows from operating activities
Net loss	$(597,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accrued expenses	597,338
Increase in due to director	498
Net cash used in operating activities	-

Cash flows from investing activities
Net cash used in investing activities	-

Cash flows from financing activities
Net cash provided by financing activities	-

Effect of exchange rate changes on cash and cash equivalents and restricted cash	-

Net decrease in cash and cash equivalents and restricted cash	-

Cash and cash equivalents and restricted cash
Beginning	-
Ending	$-

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	-
Income tax paid	$-

AIBTL BIOPHARMA INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM JANUARY 10, 2023 (INCEPTION) TO SEPTEMBER 30, 2023

	Common Stock		Additional		Accumulated Other
	Number of shares	Amounts	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Total Deficit
Balance at January 10, 2023 (Inception)	-	$-	$-	$-	$-	$-
Net loss for the period	-	-	-	(597,886)	-	(597,886)
Balance at September 30, 2023	-	$-	$-	$(597,886)	$-	$(597,886)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

AiBtl BioPharma Inc. (“AIBL”), a Delaware company, was incorporated on January 10, 2023. AIBL is a development stage biotech company focused on therapeutics targeting the human central nervous system by developing life-changing medicine and medical devices for patients with serious unmet needs. AIBL's office is located in 44370 Old Warm Springs Blvd., CA 94538

2. LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of the Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to raise additional funds to meet its obligations and sustain its operations. For the period from inception (January 10, 2023) to September 30, 2023, the Company reported net loss of $498. As of September 30, 2023, the Company does not have cash and cash equivalent for operation. In addition, the Company does not have operations to generate positive cash. These conditions give rise to substantial doubt as to whether the Company will be able to continue as a going concern.

To sustain its ability to support the Company’s operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

●	cash generated from operations;

●	fund raising through private equity or other equity method;

●	other available sources of financing from banks and other financial institutions; and

●	financial support from the Company’s related party and stockholders.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. All these factors raise substantial doubt about the ability of the Company to continue as a going concern.

The financial statements for the period from January 10, 2023 (inception) to September 30, 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

The Company’s audited financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2023, the Company’s cash and cash equivalents amounted $0.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Selling, general and administrative expenses

The Company accounts for the selling, general and administrative expenses. It consists of costs relating to incorporation, and accrued fees to auditors and attorneys, as well as rental expenses.

Research and development expense

AIBL is expecting to perform research and development activities in the future, due to the licensing agreements signed with ABVC and BioLite. Research and development expenses shall comprise of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services.

4. SUBSEQUENT EVENTS

In November 2023, AIBL has entered two multi-year, global licensing agreements with both ABVC BioPharma, Inc. (“ABVC”) and BioLite, Inc. (“BioLite”), for their CNS drugs with the indications of MDD (Major Depressive Disorder) and ADHD (Attention Deficit Hyperactivity Disorder) (the “Licensed Products”). The potential license will cover the Licensed Products’ clinical trial, registration, manufacturing, supply, and distribution rights. The Licensed Products for MDD and ADHD, owned by ABVC and BioLite, were valued at $667M by a third-party evaluation. The parties are determined to collaborate on the global development of the Licensed Products. The parties are also working to strengthen new drug development and business collaboration, including technology, interoperability, and standards development. As per each of the respective agreements, each of ABVC and BioLite received 23million shares of AIBL stock at $10 per share, and if certain milestones are met, may receive $3,500,000 and royalties equaling 5% of net sales, up to $100 million.